Exhibit 99.4
Western Gas Holdings, LLC

Index to financial statements
Consolidated balance sheet as of March 31, 2009	2
Notes to the unaudited consolidated balance sheet	3

Western Gas Holdings, LLC
CONSOLIDATED BALANCE SHEET
(Unaudited, in thousands)

March 31,
2009
ASSETS
Current Assets
Cash and cash equivalents	$28,133
Accounts receivable, net — third parties	5,758
Accounts receivable — affiliates	7,759
Natural gas imbalance receivables — third parties	379
Natural gas imbalance receivables — affiliates	2,022
Other current assets	815

Total current assets	44,866

Note receivable — Anadarko	260,000
Property, Plant and Equipment
Cost	685,677
Less accumulated depreciation	171,096

Net property, plant and equipment	514,581
Goodwill	14,436
Equity investment	18,622
Other assets	596

Total Assets	$853,101

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$4,252
Natural gas imbalance payable — third parties	162
Natural gas imbalance payable — affiliates	1,844
Accrued ad valorem taxes	3,075
Income taxes payable	211
Accrued liabilities — third parties	4,349
Accrued liabilities — affiliates	162
Equity-based compensation	833

Total current liabilities	14,888
Long-Term Liabilities
Note payable — Anadarko	175,000
Deferred income taxes	498
Equity-based compensation	1,667
Asset retirement obligations and other	9,240

Total long-term liabilities	186,405

Total Liabilities	201,293

Commitments and Contingencies (Note 8)	—

Equity
Member’s equity	9,323
Noncontrolling interests	642,485

Equity	651,808

Total Liabilities and Equity	$853,101

See the accompanying notes to the unaudited consolidated balance sheet.

Notes to unaudited consolidated balance sheet of Western Gas Holdings, LLC
1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Basis of presentation
Western Gas Holdings, LLC, is a Delaware limited liability company formed in August 2007 to become the general partner of Western Gas Partners, LP (the Partnership), a Delaware limited partnership also formed in August 2007. Western Gas Holdings, LLC is a direct wholly owned subsidiary of WGR Holdings, LLC (WGR Holdings), an indirect wholly owned subsidiary of Anadarko Petroleum Corporation.
The “Partnership” as used herein refers to Western Gas Partners, LP and its consolidated subsidiaries. The “Company” as used herein refers to Western Gas Holdings, LLC and its consolidated subsidiaries, including the Partnership. The “General Partner” as used herein refers to Western Gas Holdings, LLC, individually as the general partner of the Partnership and excluding the Partnership itself. “Anadarko” as used herein refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the General Partner and the Partnership and “affiliates” refers to wholly owned and partially owned subsidiaries of Anadarko, excluding the General Partner and the Partnership.
Description of business
The General Partner owns a 2.0% general partner interest in the Partnership and its primary business purpose is to manage the affairs and operations of the Partnership. The Partnership’s assets consist of nine gathering systems, six natural gas treating facilities, two gas processing facilities and one interstate pipeline. The Partnership’s assets are located in East and West Texas, the Rocky Mountains (Utah and Wyoming) and the Mid-Continent (Kansas and Oklahoma). The Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and third-party producers and customers.
Principles of consolidation and use of estimates
The Company’s consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States. To conform to these accounting principles, management makes estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. These estimates are evaluated on an ongoing basis, utilizing historical experience and other methods considered reasonable under the particular circumstances. Although these estimates are based on management’s best available knowledge at the time, actual results may differ. Effects on the Company’s business and financial position resulting from revisions to estimates are recognized when the facts that give rise to the revision become known. Changes in facts and circumstances or discovery of new facts or circumstances may result in revised estimates and actual results may differ from these estimates.
The consolidated balance sheet includes the accounts of the Company and entities in which it holds a controlling financial interest. The Company consolidates the accounts of the Partnership in accordance with Emerging Issues Task Force (EITF) Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (EITF 04-5). All significant intercompany transactions have been eliminated. Investments in non-controlled entities over which the Company exercises significant influence are accounted for using the equity method. The information furnished herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position as of March 31, 2009.
Receivables and payables between the Company and Anadarko have been identified in the consolidated balance sheet as balances with affiliates. Please see Note 4—Transactions with Affiliates.
The accompanying consolidated balance sheet and notes should be read in conjunction with the Company’s consolidated balance sheet as of December 31, 2008 and related notes, included in Exhibit 99.3 of this Form 8-K.
Initial public offering
On May 14, 2008, the Partnership closed its initial public offering of 18,750,000 common units at a price of $16.50 per unit. On June 11, 2008, the Partnership issued an additional 2,060,875 common units to the public pursuant to the partial exercise of the underwriters’ over-allotment option. The May 14 and June 11 issuances are referred to collectively as the initial public offering. The common units are listed on the New York Stock Exchange under the symbol “WES.”
Concurrent with the closing of the initial public offering, Anadarko contributed the assets and liabilities of Anadarko Gathering Company LLC (AGC), Pinnacle Gas Treating LLC (PGT) and MIGC LLC (MIGC) to the Partnership in exchange for 1,083,115 general partner units, representing a 2.0% general partner interest in the Partnership, 100% of the incentive distribution rights (IDRs), 5,725,431 common units and 26,536,306 subordinated units. The general partner units and IDRs are held by the General Partner. AGC, PGT and MIGC are referred to collectively as the initial assets. The common units issued to Anadarko include 751,625 common units issued following the expiration of the underwriters’ over-allotment option and represent the portion of the common units for which the underwriters did not exercise their over-allotment option.

Notes to unaudited consolidated balance sheet of Western Gas Holdings, LLC
Powder River acquisition
On December 19, 2008, the Partnership acquired certain midstream assets from Anadarko for consideration consisting of $175.0 million cash, which was financed by borrowing $175.0 million from Anadarko pursuant to the terms of a five-year term loan agreement, 2,556,891 common units, which were issued to WGR Holdings, and 52,181 general partner units, which were issued to the General Partner. The acquisition consisted of (i) a 100% ownership interest in the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% limited liability company membership interest in Fort Union Gas Gathering, L.L.C. (Fort Union). These assets are referred to collectively as the Powder River assets and the acquisition is referred to as the Powder River acquisition.
Anadarko acquired MIGC and the Powder River assets in connection with its August 23, 2006 acquisition of Western Gas Resources, Inc. The acquisition of the initial assets and the Powder River assets were considered transfers of net assets between entities under common control pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, (SFAS 141) Appendix D.
Noncontrolling interests in the Partnership
Noncontrolling interests on the Company’s consolidated balance sheet represents affiliate and public ownership interests in the Partnership’s net assets through (1) the Partnership’s publicly traded common units owned by the public and (2) the Partnership’s common and subordinated units owned by Anadarko. As of March 31, 2009, the Partnership had 29,093,197 common units and 26,536,306 subordinated units outstanding. Anadarko held 8,282,322 common units and 26,536,306 subordinated units, representing an aggregate 61.3% limited partner interest in the Partnership. The public held 20,810,875 common units, representing a 36.7% limited partner interest in the Partnership.
2. NEW ACCOUNTING STANDARDS
SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51 (SFAS 160). The Company adopted SFAS 160 effective January 1, 2009 with respect to transactions involving noncontrolling financial interests that occur on or after January 1, 2009. SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of subsidiaries. Specifically, this statement requires the recognition of noncontrolling interests (formerly referred to as minority interests) as a component of consolidated equity. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. Dispositions of subsidiary stock are now required to be accounted for as equity transactions. The presentation and disclosure provisions of SFAS 160 must be applied retrospectively.
SFAS No. 141 (revised 2007), Business Combinations (SFAS 141(R)). SFAS 141(R) applies fair value measurement in accounting for business combinations, expands financial disclosures, defines an acquirer and modifies the accounting for some business combinations items. Under SFAS 141(R), an acquirer is required to record 100% of assets and liabilities, including goodwill, contingent assets and contingent liabilities, at fair value. This replaces the cost allocation process applied under SFAS 141. In addition, contingent consideration must be recognized at fair value at the acquisition date, acquisition-related costs must be expensed rather than treated as an addition to the assets being acquired and restructuring costs are required to be recognized separately from the business combination. SFAS 141(R) did not change the accounting for transfers of assets between entities under common control. SFAS 141(R) became effective on January 1, 2009 for the Company.
3. PARTNERSHIP DISTRIBUTIONS
The partnership agreement requires that, within 45 days subsequent to the end of each quarter, the Partnership distribute all of its available cash (as defined in the partnership agreement) to unitholders of record on the applicable record date. On February 13, 2009, the Partnership paid cash distributions to its unitholders of $0.30 per unit, or $17.0 million in aggregate including approximately $341,000 of distributions to the General Partner. See also Note 9—Subsequent Event concerning distributions paid in May 2009.

Notes to unaudited consolidated balance sheet of Western Gas Holdings, LLC
4. TRANSACTIONS WITH AFFILIATES
Affiliate transactions
The Partnership provides natural gas gathering, compression, treating and transportation services to Anadarko and a portion of the General Partner’s and the Partnership’s expenditures were paid by or to Anadarko, which results in affiliate transactions. In addition, contributions to and distributions from Fort Union were paid or received by Anadarko.
Note receivable from Anadarko
Concurrent with the closing of the initial public offering, the Partnership loaned $260.0 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.50%. Interest on the note is payable quarterly.
Term Loan Agreement with Anadarko
Concurrent with the closing of the Powder River acquisition, the Partnership entered into a five-year, $175.0 million term loan agreement with Anadarko under which the Partnership pays Anadarko interest at a fixed rate of 4.0% for the first two years and a floating rate of interest at three-month LIBOR plus 150 basis points for the final three years. See Note 7—Debt.
Credit facilities
In March 2008, Anadarko entered into a five-year $1.3 billion credit facility under which the Partnership may borrow up to $100.0 million. Concurrent with the closing of the initial public offering, the Partnership entered into a two-year $30.0 million working capital facility with Anadarko as the lender. See Note 7—Debt for more information on these credit facilities.
Omnibus agreement
Concurrent with the closing of the initial public offering, the General Partner and the Partnership entered into an omnibus agreement with Anadarko that addresses the following:
•	Anadarko’s obligation to indemnify the Partnership for certain liabilities and the Partnership’s obligation to indemnify Anadarko for certain liabilities with respect to the initial assets;

•	the Partnership’s obligation to reimburse Anadarko for all expenses incurred or payments made on the Partnership’s behalf in conjunction with Anadarko’s provision of general and administrative services to the Partnership, including salary and benefits of the General Partner’s executive management and other Anadarko personnel and general and administrative expenses which are attributable to the Partnership’s status as a separate publicly traded entity;

•	the Partnership’s obligation to reimburse Anadarko for all insurance coverage expenses it incurs or payments it makes with respect to the Partnership’s assets; and

•	the Partnership’s obligation to reimburse Anadarko for the Partnership’s allocable portion of commitment fees that Anadarko incurs under its $1.3 billion credit facility.
Pursuant to the omnibus agreement, Anadarko performs centralized corporate functions for the Partnership, such as legal, accounting, treasury, cash management, investor relations, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, tax, marketing and midstream administration. The Partnership’s reimbursement to Anadarko for certain general and administrative expenses allocated to the Partnership is currently capped at $6.65 million annually through December 31, 2009, subject to adjustment to reflect expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses and with the concurrence of the special committee of the General Partner’s board of directors. The cap contained in the omnibus agreement does not apply to incremental general and administrative expenses allocated to or incurred by the Partnership as a result of being a publicly traded partnership.
Services and secondment agreement
Concurrent with the closing of the initial public offering, the General Partner and Anadarko entered into a services and secondment agreement pursuant to which specified employees of Anadarko are seconded to the General Partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the General Partner. Pursuant to the services and secondment agreement, the Partnership will reimburse Anadarko for services provided by the seconded employees. The initial term of the services and secondment agreement is 10 years and the term will automatically extend for additional twelve-month periods unless either party provides 180 days written notice otherwise before the applicable twelve-month period expires.

Notes to unaudited consolidated balance sheet of Western Gas Holdings, LLC
Tax sharing agreement
Concurrent with the closing of the initial public offering, the Partnership and Anadarko entered into a tax sharing agreement pursuant to which the Partnership reimburses Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to May 14, 2008. Anadarko may use its tax attributes to cause its combined or consolidated group, of which the Partnership may be a member for this purpose, to owe no tax. However, the Partnership is nevertheless required to reimburse Anadarko for the tax the Partnership would have owed had the attributes not been available or used for the Partnership’s benefit, regardless of whether Anadarko pays taxes for the period.
Allocation of costs
The employees supporting the Partnership’s operations are employees of Anadarko. Anadarko charges the Partnership its allocated share of personnel costs, including costs associated with Anadarko’s non-contributory defined pension and postretirement plans and defined contribution savings plan, through the management services fee or pursuant to the omnibus agreement and services and secondment agreement described above.
5. EQUITY-BASED COMPENSATION
Pursuant to SFAS 123(R), grants made under equity-based compensation plans result in equity-based compensation expense which is determined, in part, by reference to the fair value of equity compensation as of the date of the relevant equity grant. No Incentive Plan awards were granted, vested or forfeited during the three months ended March 31, 2009.
6. PROPERTY, PLANT AND EQUIPMENT
A summary of the historical cost of the Company’s property, plant and equipment is as follows:

	Estimated
	useful life	March 31, 2009
		(dollars in thousands)
Land	n/a	$354
Gathering systems	15 to 25 years	589,527
Pipeline and equipment	30 to 34.5 years	85,821
Assets under construction	n/a	8,315
Other	3 to 25 years	1,660

Total property, plant and equipment		685,677
Accumulated depreciation		171,096

Total net property, plant and equipment		$514,581

The cost of property classified as “Assets under construction” is excluded from capitalized costs being depreciated. This amount represents property elements that are works-in-progress and not yet suitable to be placed into productive service as of the balance sheet date.
7. DEBT
In March 2008, Anadarko entered into a five-year $1.3 billion credit facility under which the Partnership may borrow up to $100.0 million to the extent that sufficient amounts remain available to Anadarko and its subsidiaries. As of March 31, 2009, the full $100.0 million was available for borrowing by the Partnership. Interest on borrowings under the credit facility is calculated based on the election by the borrower of either: (i) a floating rate equal to the federal funds effective rate plus 0.50% or (ii) a periodic fixed rate equal to LIBOR plus an applicable margin. The applicable margin, which was 0.44% at March 31, 2009, and the commitment fees on the facility, are based on Anadarko’s senior unsecured long-term debt rating. Under Anadarko’s credit agreements, the Partnership and Anadarko are required to comply with certain covenants, including a financial covenant that requires Anadarko to maintain a debt-to-capitalization ratio of 60% or less. As of March 31, 2009, Anadarko and the Partnership were in compliance with all covenants. Should the Partnership or Anadarko fail to comply with any covenant in Anadarko’s credit facility, the Partnership may not be permitted to borrow under the credit facility. Anadarko is a guarantor of all borrowings, including the Partnership’s borrowings, under the credit facility. The Partnership is not a guarantor of Anadarko’s borrowings under the credit facility. The $1.3 billion credit facility expires in March 2013.

Notes to unaudited consolidated balance sheet of Western Gas Holdings, LLC
In May 2008, the Partnership entered into a two-year $30.0 million working capital facility with Anadarko as the lender. At March 31, 2009, no borrowings were outstanding under the working capital facility. The facility is available exclusively to fund working capital expenditures. Borrowings under the facility will bear interest at the same rate that would apply to borrowings under the Anadarko credit facility described above. The Partnership is required to reduce all borrowings under the working capital facility to zero for a period of at least 15 consecutive days at least once during each of the twelve-month periods prior to the maturity date of the facility.
In December 2008, the Partnership entered into a five-year $175.0 million term loan agreement with Anadarko in order to finance the cash portion of the purchase price for the Powder River acquisition. The interest rate is fixed at 4.0% for the first two years and is a floating rate equal to three-month LIBOR plus 150 basis points for the final three years. The Partnership has the option to repay the outstanding principal amount in whole or in part commencing upon the second anniversary of the term loan agreement. The provisions of the term loan agreement are non-recourse to the General Partner and the Partnership’s limited partners and contain customary events of default, including (i) nonpayment of principal when due or nonpayment of interest or other amounts within three business days of when due; (ii) certain events of bankruptcy or insolvency with respect to the Partnership; or (iii) a change of control. At March 31, 2009, the Partnership was in compliance with all covenants.
8. COMMITMENTS AND CONTINGENCIES
Environmental
The Partnership is subject to federal, state and local regulations regarding air and water quality, hazardous and solid waste disposal and other environmental matters. Management believes there are no such matters that could have a material adverse effect on the Partnership’s financial position.
Litigation and legal proceedings
From time to time, the Partnership is involved in legal, tax, regulatory and other proceedings in various forums regarding performance, contracts and other matters that arise in the ordinary course of business. Management is not aware of any such proceeding for which a final disposition could have a material adverse effect on the Partnership’s financial position.
Lease commitments
During 2008, Anadarko entered into a new third-party lease for office space used by the Company. The office lease expires in January 2010 and there is no purchase option at the termination of the lease. Future minimum rental payments under the office lease as of March 31, 2009 are not significant.
9. SUBSEQUENT EVENT
On May 15, 2009 the Partnership paid its unitholders a cash distribution of $0.30 per unit, or $17.0 million in aggregate, including approximately $341,000 of distributions to the General Partner.